UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 21, 2014

   Dresser-Rand Group Inc.

(Exact name of registrant as specified in charter)

Delaware	001-32586	20-1780492
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

West8 Tower, Suite 1000, 10205 Westheimer Road, Houston, Texas 112 Avenue Kleber, Paris, France	77042 75784
(Address of principal executive offices)	(Zip code)

(Registrant’s telephone number, including area code)	(713) 354-6100 (Houston) 33 156 26 71 71 (Paris)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Merger Agreement

On September 21, 2014, Dresser-Rand Group, Inc., a Delaware corporation (the “Company”), Siemens Energy, Inc., a Delaware corporation (“Parent”), and Dynamo Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. At the time the Merger becomes effective (the “Effective Time”), each outstanding share of common stock, par value $0.01 per share, of the Company (“Common Stock”), other than (a) shares of Common Stock (“Shares”) owned by Parent, Merger Sub or the Company (unless held on behalf of third parties) and (b) Shares held by stockholders of the Company who have properly exercised and perfected appraisal rights under Delaware law, will be cancelled and converted into the right to receive cash in the amount of (i) $83.00 per share plus (ii) if the closing of the Merger has not occurred by March 1, 2015, $0.55 per month to and including the month in which the closing occurs (together with the amount in clause (i), the “Merger Consideration”).

Pursuant to the Merger Agreement, as of the Effective Time, (a) each option to purchase a share of Common Stock that is outstanding immediately prior to the Effective Time will become fully vested and be converted into the right to receive a cash payment equal to the Merger Consideration, net of the exercise price, and (b) each other stock-based award that is outstanding immediately prior to the Effective Time will become fully vested and be converted into the right to receive a cash payment equal to the product of the Merger Consideration and the number of shares subject to the award.

The Board of Directors of the Company (the “Board”) has unanimously approved the Merger Agreement, the Merger and the other transactions contemplated thereby. The closing of the Merger is subject to the adoption of the Merger Agreement by the affirmative vote of the holders of at least a majority of the outstanding Shares entitled to vote (the “Company Stockholder Approval”). The closing of the Merger is also subject to various customary conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; receipt of specified regulatory approvals; the absence of any newly enacted law, injunction or order prohibiting the Merger; the accuracy of the representations and warranties contained in the Merger Agreement (generally subject to a material adverse effect qualification); and compliance with the covenants and agreements in the Merger Agreement in all material respects. The closing of the Merger is not subject to a financing condition.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (a) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger, (b) not to engage in specified types of transactions during this period unless agreed to in writing by Parent, (c) to convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval and (d) subject to certain exceptions, not to withdraw, modify or qualify in a manner adverse to Parent or Merger Sub the recommendation of the Board that the Company’s stockholders approve the adoption of the Merger Agreement.

The Merger Agreement contains certain termination rights, including the right of the Company to terminate the Merger Agreement under specified circumstances to accept an unsolicited superior proposal from a third party. The Merger Agreement provides that, upon termination of the Merger Agreement by the Company or Parent under specified circumstances (including termination by the Company to accept a superior proposal), a termination fee of $200 million will be payable by the Company to Parent. The Company termination fee is also payable under certain other specified circumstances, including if Parent terminates the Merger Agreement due to the Board’s change of recommendation in favor of the Merger or the Company’s failure to include the Board’s recommendation in favor of the Merger in the proxy statement. A reverse termination fee of $400 million will be payable by Parent to the Company under specified circumstances, including if the Merger Agreement is terminated by the Company or Parent because the Merger has not been consummated by December 31, 2015 and all the conditions to the consummation of the Merger have been satisfied other than the receipt of required regulatory approvals. The Merger Agreement also provides that the Company may seek to compel Parent to specifically perform its obligations under the Merger Agreement and/or seek damages should Parent willfully breach its obligations under the Merger Agreement. Subject to certain exceptions and limitations, either party may terminate the Merger Agreement if the Merger is not consummated by December 31, 2015.

Pursuant to the Support Letter, dated September 22, 2014, between Siemens Aktiengesellschaft (“Siemens”) and the Company (the “Support Letter”), Siemens has guaranteed the full and complete discharge and performance of all of Parent’s and Merger Sub’s obligations and liabilities pursuant to the Merger Agreement.

The foregoing description of the Merger Agreement and the Support Letter does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Support Letter, which are filed as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Rights Agreement

On September 22, 2014, the Company entered into a Rights Agreement (the “Rights Agreement”) with Computershare Inc., as rights agent (the “Rights Agent”). The Rights Agent currently serves as the Company’s transfer agent with respect to the Common Stock and also has been appointed transfer agent with respect to the Series A Junior Participating Preferred Stock, par value $0.01 per share, if any, that may be issued pursuant to the exercise of rights issued under the Rights Agreement. The material terms and conditions of the Rights Agreement are described below in response to Item 3.03, Material Modification to Rights of Security Holders. The response to Item 3.03 is hereby incorporated herein by reference in its entirety in response to Item 1.01 of this Current Report on Form 8-K (the “Form 8-K”). All capitalized terms used in this Form 8-K and not otherwise defined will have the meanings given to them in the Rights Agreement.

Item 3.03.  Material Modifications to the Rights of Security Holders.

On September 21, 2014, the Board of Directors of the Company declared a dividend distribution of one right (each, a “Right”) for each outstanding share of Common Stock. The dividend is payable to holders of record as of the close of business on October 2, 2014 (the “Record Date”).

The following is a summary description of the Rights. This summary is intended to provide a general description only and is subject to the detailed terms and conditions of the Rights Agreement, a copy of which is attached hereto as Exhibit 4.1, which is incorporated herein by reference.

Issuance of Rights

Each registered holder of shares of Common Stock as of the Record Date will receive a dividend of one Right per share of Common Stock. One Right will also be issued together with each share of Common Stock issued by the Company after the Record Date and prior to the Distribution Date (as defined below), and in certain circumstances, after the Distribution Date. New certificates (or, if uncertificated, ownership statements in lieu thereof) for shares of Common Stock issued after the Record Date will contain a notation incorporating the Rights Agreement by reference.

Until the Distribution Date:

•    the Rights will not be exercisable;

•    the Rights will be evidenced by the certificates for shares of Common Stock (or by the ownership statements issued with respect to uncertificated shares of Common Stock) and not by separate rights certificates; and

•    the Rights will be transferable by, and only in connection with, the transfer of shares of Common Stock.

Distribution Date; Beneficial Ownership

The Rights are not exercisable until the Distribution Date. As of and after the Distribution Date, the Rights will separate from the Common Stock and each Right will become exercisable to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (each whole share, a “Preferred Share”) at a purchase price of $300 (such purchase price, as may be adjusted, the “Purchase Price”). This portion of a Preferred Share would give the holder thereof approximately the same dividend, voting, and liquidation rights as would one share of Common Stock.

The “Distribution Date” is the earlier of:

•    ten days following a public announcement that a person has become an “Acquiring Person” by acquiring beneficial ownership of 10% or more of the shares of Common Stock then outstanding (or, in the case of a person that had beneficial ownership of 10% or more of the shares of Common Stock outstanding on the date the Rights Agreement was executed, by obtaining beneficial ownership of additional shares of Common Stock representing 1.00% of the shares of Common Stock then outstanding) other than as a result of repurchases of shares of Common Stock by the Company or certain inadvertent acquisitions; and

•    ten business days (or such later date as the Board of Directors of the Company shall determine prior to the time a person becomes an Acquiring Person) after the commencement of a tender offer or exchange offer by or on behalf of any person (other than the Company or certain related entities) that, if completed, would result in such person becoming an Acquiring Person.

A person will be deemed to “beneficially own” shares of Common Stock if such person or any affiliated or associated person of such person:

•    is considered a “beneficial owner” of the Common Stock under Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of the Rights Agreement;

•    has the right to acquire the Common Stock, either immediately or in the future, pursuant to any agreement, arrangement, or understanding (other than a customary underwriting agreement relating to a bona fide public offering of the Common Stock) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise, except that a person will not be deemed to be a beneficial owner of (a) Common Stock tendered pursuant to a tender offer or exchange offer by or on behalf of such person or any affiliated or associated persons of such person until the tendered Common Stock are accepted for purchase or exchange, (b) securities issuable upon exercise of a Right before the occurrence of a Triggering Event (as defined below), or (c) securities issuable upon exercise of a Right after the occurrence of a Triggering Event if the Rights are originally issued Rights or were issued in connection with an adjustment to originally issued Rights;

•    has the right to vote or dispose of the Common Stock pursuant to any agreement, arrangement, or understanding (other than a right to vote arising from the granting of a revocable proxy or consent that is not also then reportable on a Schedule 13D); or

•    has an agreement, arrangement, or understanding with another person who beneficially owns Common Stock and the agreement, arrangement, or understanding is for the purpose of acquiring, holding, voting, or disposing of any securities of the Company (other than customary underwriting agreements relating to a bona fide public offering of Common Stock or a right to vote arising from the granting of a revocable proxy or consent that is not also then reportable on a Schedule 13D).

Certain synthetic interests in securities created by derivative positions—whether or not such interests are considered to be ownership of the underlying common stock or are reportable on a Schedule 13D—are treated as beneficial ownership of the number of shares of Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of Common Stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the rights plan are excepted from such imputed beneficial ownership.

The Distribution Date will not occur, and no Rights will be exercisable, as a result of the consummation of the transactions contemplated by the Merger Agreement (including any amendments thereto) or related transactions.

Issuance of Rights Certificates

As soon as practicable after the Distribution Date, the Rights Agent will mail rights certificates to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate rights certificates alone will evidence the Rights.

Expiration of Rights

The Rights will expire on the earliest of (a) 5:00 p.m., New York City time, on September 22, 2015, (b) the time at which the Rights are redeemed (as described below), and (c) the time at which the Rights are exchanged in full (as described below).

Change of Exercise of Rights Following Certain Events

The following described events are referred to as “Triggering Events.”

(a)    Flip-In Event. In the event that a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, other securities, cash, or other assets of the Company) having a value equal to two times the Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a person becoming an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void.

For example, at a purchase price of $300 per Right, following the occurrence of a person becoming an Acquiring Person, each Right not owned by the Acquiring Person (or by certain related parties) would entitle its holder to purchase $600 worth of Common Stock (or other consideration, as noted above) for $300. Assuming that the shares of Common Stock have a per share value of $80 at such time, the holder of each valid Right would be entitled to purchase 7.5 shares of Common Stock for $300.

(b)    Flip-Over Events. In the event that, at any time after a person has become an Acquiring Person, (i) the Company engages in a merger or other business combination transaction in which the Company is not the continuing or surviving corporation or other entity, (ii) the Company engages in a merger or other business combination transaction in which the Company is the continuing or surviving corporation and the Common Stock of the Company are changed or exchanged, or (iii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights that have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the Purchase Price.

Redemption

At any time until a person becomes an Acquiring Person, the Board of Directors of the Company may direct the Company to redeem the Rights in whole, but not in part, at a price of $0.01 per Right (payable in cash, shares of Common Stock, or other consideration deemed appropriate by the Board of Directors of the Company). Immediately upon the action of the Board of Directors of the Company directing the Company to redeem the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

Exchange of Rights

At any time after a person becomes an Acquiring Person but before any person acquires beneficial ownership of 50% or more of the then outstanding shares of Common Stock, the Board of Directors of the Company may direct the Company to exchange the Rights (other than Rights owned by such person or certain related parties, which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment). The Company may substitute Preferred Shares (or shares of a class or series of the Company’s preferred stock having equivalent rights, preferences, and privileges) for shares of Common Stock at an initial rate of one one-hundredth of a Preferred Share (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences, and privileges) per share of Common Stock. Immediately upon the action of the Board of Directors of the Company directing the Company to exchange the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the number of shares of Common Stock (or one one-hundredth of a Preferred Share or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences, and privileges) equal to the number of Rights held by such holder multiplied by the exchange ratio.

Adjustments to Prevent Dilution

The Board of Directors of the Company may adjust the Purchase Price, the number of Preferred Shares or other securities or assets issuable upon exercise of a Right, and the number of Rights outstanding to prevent dilution that may occur (a) in the event of a stock dividend on, or a subdivision, combination, or reclassification of, the Preferred Shares, (b) in the event of a stock dividend on, or a subdivision or combination of, the shares of Common Stock, (c) if registered holders of the Preferred Shares are granted certain rights, options, or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares, or (d) upon the distribution to registered holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Preferred Shares will be issued (other than fractions that are integral multiples of one one-hundredth of a Preferred Share), and in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

No Stockholder Rights Prior to Exercise; Tax Considerations

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common shares of the acquiring company or in the event of the redemption or exchange of the Rights as set forth above.

Amendment of Rights Agreement

The Company may supplement or amend any provision of the Rights Agreement in order to (a) cure any ambiguity, (b) correct or supplement any provision contained in the Rights Agreement that may be defective or inconsistent with other provisions of the Rights Agreement, (c) shorten or lengthen any time period under the Rights Agreement, or (d) make any other changes with respect to the Rights that the Company deems necessary or desirable; provided, however, that no supplement or amendment made after a person becomes an Acquiring Person may adversely affect the interests of the registered holders of rights certificates (other than an Acquiring Person or any affiliated or associated person of an Acquiring Person or certain of their transferees).

A copy of the Rights Agreement is available free of charge from the Company. The summary description of the Rights set forth herein does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Rights Agreement, including the exhibits thereto and definitions contained therein, which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among Siemens Energy, Inc., Dynamo Acquisition Corporation and Dresser-Rand Group Inc., dated as of September 21, 2014
2.2	Support Letter between Siemens Aktiengesellschaft and Dresser-Rand Group Inc., dated September 22, 2014
3.1	Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of Dresser-Rand Group Inc.
4.1	Rights Agreement dated as of September 22, 2014, by and between Dresser-Rand Group Inc. and Computershare Inc., as rights agent, which includes as Exhibit B the Form of Rights Certificate
99.1	Press Release issued September 21, 2014

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the U.S. Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov and the Company’s website at www.dresser-rand.com. In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Dresser-Rand Group Inc., Investor Relations, West8 Tower, Suite 1000, 10205 Westheimer Road, Houston, Texas 77042, 713-973-5497.

Participants in Solicitation

The Company and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed acquisition of the Company by Siemens. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and its definitive proxy statement for the 2014 annual meeting of stockholders. Additional information regarding the interests of such individuals in the proposed acquisition of the Company by Siemens will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents will be available free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.dresser-rand.com.

Forward Looking Statements

Any statements in this communication about the Company’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance, including statements regarding the proposed acquisition of the Company by Siemens, the expected timetable for completing the transaction, benefits and synergies of the transaction and future opportunities for the combined company that are not historical facts are forward-looking statements. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Reform Act of 1995. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “outlook,” “guidance” and similar expressions, although not all forward-looking statements contain these words. The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the failure to obtain the approval of the Company’s stockholders or the failure to satisfy any of the other closing conditions, (3) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction and (4) the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally. Additional risks are described under Item 1A, “Risk Factors,” in the Company’s periodic filings with the SEC, including the Company’s annual report on Form 10-K for the year ended December 31, 2013 and recent current reports on Form 8-K. Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by the Company, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this communication, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after such date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER-RAND GROUP INC.

By: /s/ Mark F. Mai
Name: Mark F. Mai
Date: September 22, 2014	Title: Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among Siemens Energy, Inc., Dynamo Acquisition Corporation and Dresser-Rand Group Inc., dated as of September 21, 2014
2.2	Support Letter between Siemens Aktiengesellschaft and Dresser-Rand Group Inc., dated September 22, 2014
3.1	Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of Dresser-Rand Group Inc.
4.1	Rights Agreement dated as of September 22, 2014, by and between Dresser-Rand Group Inc. and Computershare Inc., as rights agent, which includes as Exhibit B the Form of Rights Certificate
99.1	Press Release issued September 21, 2014

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC.